EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our audit report dated April 27, 2006, on the financial statements of Auriga Laboratories, Inc. as of March 31, 2006 for the filing with and attachment to the Form S-8.

/s/ Williams & Webster, P.S.

Williams & Webster, P.S.
Certified Public Accountants
Spokane, Washington

August 25, 2006